Exhibit 10.81
Amendment No. 1 to the
Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan
(as Amended and Restated on July 29, 2004)
      Pursuant to the approval of the Board of Directors of Arbor Realty Trust, Inc. (the “Company”) on April 14, 2005, and the vote by the stockholders of the Company on May 25, 2005, the first sentence of Section 3 of the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan (as Amended and Restated on July 29, 2004) is hereby amended to state as follows:

“The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 685,000 shares.”
Dated: May 25, 2005

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